Exhibit 99.1

Digimarc Reports First Quarter 2019 Financial Results

Beaverton, Ore. — May 1, 2019 — Digimarc Corporation (NASDAQ: DMRC), the inventor of the Intuitive Computing Platform (ICP™) featuring Digimarc Barcode, reported financial results for the first quarter ended March 31, 2019.

First Quarter 2019 Financial Results

Revenue for the first quarter of 2019 totaled $5.7 million compared to $5.6 million in the first quarter of 2018. The increase in revenue was due to higher service and Digimarc Barcode revenue partially offset by lower Digimarc Guardian revenue.

Operating expenses for the first quarter of 2019 totaled $12.2 million compared to $11.8 million in the same quarter a year-ago. The increase in operating expenses was primarily due to compensation adjustments for our employees.

Operating loss for the first quarter of 2019 totaled $8.7 million compared to $8.4 million in the first quarter of 2018. The increased operating loss was primarily due to higher operating expenses, partially offset by higher revenue.

Net loss for the first quarter of 2019 totaled $8.5 million or $(0.74) per diluted share compared to net loss of $8.1 million or $(0.72) per diluted share in the same quarter a year-ago.

At quarter-end, cash, cash equivalents and marketable securities totaled $37.5 million, compared to $43.7 million at December 31, 2018.

Conference Call

Digimarc will hold a conference call today (Wednesday, May 1, 2019) to discuss these results, as well as provide an update on market conditions and execution of strategy. Chairman and CEO Bruce Davis and CFO Charles Beck will host the call starting at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). A question and answer session will follow management’s presentation.

The conference call will be broadcast live and available for replay in the investor section of the company's website. The conference call script will also be posted to the company’s website shortly before the call.

For those who wish to listen to the call via telephone, please dial the number below at least five minutes prior to the scheduled start time:

Toll-Free Number: 866-562-9934

International Number: 706-679-0638

Conference ID: 96755403

If you have any difficulty connecting with the conference call, please contact Liolios at 949-574-3860.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC) is a pioneer in the automatic identification of everyday objects such as product packaging and virtually any media, including print, images and audio. Based on the patented Intuitive Computing Platform (ICP™), Digimarc provides innovative and comprehensive automatic recognition technologies to simplify search, and transform information discovery through unparalleled reliability, efficiency and security. Digimarc has a global patent portfolio, which includes over 1,100 granted and pending patents. These innovations include state-of-the-art identification technology, Digimarc Barcode, as well as Digimarc Discover® software for barcode scanning, image recognition, and more. Digimarc is based in Beaverton, Oregon, with technologies deployed by major retailers and consumer brands, global banks, U.S. states, film companies and professional sports franchises, among others. Visit digimarc.com and follow us @digimarc to learn more about The Barcode of Everything®.

Forward-looking Statements

With the exception of historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management's opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and/or regulatory factors. More detailed information about risk factors that may affect actual results are set forth in the company's Form 10-K for the year ended December 31, 2018 and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Company Contacts:

Charles Beck

Chief Financial Officer

503-469-4721

Charles.Beck@digimarc.com

Matt Glover

Liolios

Investor Relations for Digimarc

949-574-3860

DMRC@liolios.com

Digimarc Corporation

Consolidated Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three Month Information
	March 31,	March 31,
	2019	2018
Revenue:
Service	$3,635	$3,507
Subscription	1,563	1,578
License	462	528
Total revenue	5,660	5,613

Cost of revenue:
Service	1,531	1,563
Subscription	445	482
License	158	140
Total cost of revenue	2,134	2,185

Gross profit:
Service	2,104	1,944
Subscription	1,118	1,096
License	304	388
Total gross profit	3,526	3,428

Gross margin:
Service	58%	55%
Subscription	72%	69%
License	66%	73%
Percentage of gross profit to total revenue	62%	61%

Operating expenses:
Sales and marketing	4,950	4,887
Research, development and engineering	4,038	3,947
General and administrative	2,852	2,632
Intellectual property	358	315
Total operating expenses	12,198	11,781

Operating loss	(8,672)	(8,353)

Other income, net	237	252

Loss before income taxes	(8,435)	(8,101)

Provision for income taxes	(28)	(11)
Net loss	$(8,463)	$(8,112)

Earnings (loss) per common share:
Loss per common share - basic	$(0.74)	$(0.72)
Loss per common share - diluted	$(0.74)	$(0.72)
Weighted average common shares outstanding - basic	11,487	11,266
Weighted average common shares outstanding - diluted	11,487	11,266

Digimarc Corporation

Consolidated Balance Sheet Information

(in thousands)

(Unaudited)

	March 31,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents (1)	$24,275	$27,278
Marketable securities (1)	13,193	16,378
Trade accounts receivable, net	3,727	3,888
Other current assets	2,026	2,100
Total current assets	43,221	49,644
Property and equipment, net	3,808	3,955
Intangibles, net	6,649	6,649
Goodwill	1,114	1,114
Other assets	3,167	425
Total assets	$57,959	$61,787

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and other accrued liabilities	$2,337	$1,092
Deferred revenue	2,700	3,226
Total current liabilities	5,037	4,318
Lease liability and other long-term liabilities	3,079	854
Total liabilities	8,116	5,172

Commitments and contingencies

Shareholders' equity:
Preferred stock	50	50
Common stock	12	12
Additional paid-in capital	164,119	162,428
Accumulated deficit	(114,338)	(105,875)
Total shareholders' equity	49,843	56,615

Total liabilities and shareholders' equity	$57,959	$61,787

(1) Aggregate cash, cash equivalents and short-term marketable securities was $37,468 and $43,656 at March 31, 2019 and December 31, 2018, respectively.

Digimarc Corporation

Consolidated Cash Flow Information

(in thousands)

(Unaudited)

	Three Month Information
	March 31,	March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(8,463)	$(8,112)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and write-off of property and equipment	357	380
Amortization and write-off of intangibles	180	146
Stock-based compensation	2,037	1,671
Changes in operating assets and liabilities:
Trade accounts receivable	161	2,614
Other current assets	74	304
Other assets	(33)	44
Accounts payable and other accrued liabilities	800	(386)
Deferred revenue	(393)	(219)
Lease liability and other long-term liabilities	(174)	(34)
Net cash used in operating activities	(5,454)	(3,592)

Cash flows from investing activities:
Purchase of property and equipment	(194)	(302)
Capitalized patent costs	(153)	(208)
Maturity of marketable securities	6,744	18,657
Purchase of marketable securities	(3,559)	(6,961)
Net cash provided by investing activities	2,838	11,186

Cash flows from financing activities:
Exercise of stock options	99	560
Purchase of common stock	(486)	(528)
Net cash provided by (used in) financing activities	(387)	32

Net increase (decrease) in cash and cash equivalents (2)	$(3,003)	$7,626

Cash, cash equivalents and marketable securities at beginning of period	43,656	67,738
Cash, cash equivalents and marketable securities at end of period	37,468	63,668
(2) Net decrease in cash, cash equivalents and marketable securities	$(6,188)	$(4,070)

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